Exhibit 99.3

MGP INGREDIENTS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2011
(Dollars in thousands)

	MGP Historical	Pro Forma Adjustments (1)		MGP Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$986	$-		$986
Restricted cash	8,168	-		8,168
Receivables	31,013	4,328	(a)	35,341
Inventory	18,987	9,921	(a)	28,908
Prepaid expenses	1,106	-		1,106
Deposits	26	-		26
Derivative assets	385	-		385
Deferred income taxes	2,575	2,451	(c)	5,026
Refundable income taxes	525	-		525
Assets held for sale	-	2,300	(a)	2,300
Total current assets	63,771	16,549		82,771

Property and equipment, at cost	166,323	17,953	(a)(d)	184,276
Less accumulated depreciation and amortization	(104,434)	-		(104,434)
Property and equipment, net	61,889	17,953	(a)(d)	79,842

Investment in joint ventures	9,718	-		9,718
Other assets	388	1,496	(a)(d)	1,884
Total assets	$135,766	$35,998		$174,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current maturities of long-term debt	$1,657	$-		$1,657
Revolving credit facility	12,870	10,901	(b)	23,771
Accounts payable	16,029	3,440	(a)	19,469
Accounts payable to affiliate, net	4,620	-		4,620
Accrued expenses	4,916	273	(a)	5,189
Derivative liabilities	8,694	-		8,694
Total current liabilities	48,786	14,614		63,400

Long-term debt, less current maturities	7,276	-		7,276
Deferred credit	4,346	-		4,346
Accrued retirement health and life insurance benefits	6,617	-		6,617
Other non current liabilities	811	-		811
Deferred income taxes	2,575	2,451	(c)	5,026
Total liabilities	70,411	-		87,476

Commitments and Contingencies
Stockholders’ Equity
Capital stock
Preferred, 5% non-cumulative; $10 par value; authorized 1,000
shares; issued and outstanding 437 shares	4	-		4
Common stock
No par value; authorized 40,000,000 shares; issued 19,530,344 shares;
18,074,437 shares outstanding	6,715	-		6,715
Additional paid-in capital	6,715	-		6,715
Retained earnings	62,809	21,384	(a)	84,193
Accumulated other comprehensive income (loss)	(3,535)	-		(3,535)
Treasury stock, at cost Common: 1,455,907 shares	(7,353)	-		(7,353)
Total stockholders’ equity	65,355	21,384		86,739
Total liabilities and stockholders’ equity	$135,766	$35,998		$174,215

(1)	See Note 2. Pro Forma Adjustments of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

MGP INGREDIENTS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Fiscal Year Ended June 30, 2011
(Dollars in thousands, except per share amounts)

	MGP Historical	LDIDO (1)	Pro Forma Adjustments (2)		MGP Pro Forma

Net sales	$247,915	$42,910	$-		$290,825
Cost of sales	225,038	42,037	354	(d)(e)	267,429
Gross profit (loss)	22,877	873	(354)		23,396

Selling, general and administrative expenses	21,157	3,352	665	(d)(f)(i)	25,174
Other operating costs	1,075	-	-		1,075
Bargain purchase gain	-	-	(21,384)	(a)	(21,384)
Income (loss) from operations	645	(2,479)	20,365		18,531

Other income, net	8	91	-		99
Interest expense	(358)	(26)	(383)	(g)	(767)
Equity in loss of joint ventures	(1,540)		-		(1,540)
Income (loss) before income taxes	(1,245)	(2,414)	19,982		16,323

Provision for income taxes	68	-	-	(h)	68
Net income (loss)	$(1,313)	$(2,414)	$19,982		$16,255

Per Share Data
Total basic earnings (loss) per common share	$(0.07)				$0.91
Total diluted earnings (loss) per common share	$(0.07)				$0.91

(1)
This financial information has been derived from the audited  Lawrenceburg Distillers Indiana Distillery Operations (“LDIDO”) carve-out statement of income for the year ended December 31, 2010 and adding its unaudited six month interim condensed statement of income through June 30, 2011 and reducing these amounts by its unaudited six month interim condensed statement of income through June 30, 2010.

(2)	See Note 2. Pro Forma Adjustments of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

MGP INGREDIENTS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended September 30, 2011
(Dollars in thousands, except per share amounts)

	MGP Historical	LDIDO	Pro Forma Adjustments (1)		MGP Pro Forma

Net sales	$76,138	$8,923	$-		$85,061
Cost of sales	73,347	10,832	93	(d)(e)	84,272
Gross profit (loss)	2,791	(1,909)	(93)		789

Selling, general and administrative expenses	5,074	930	(220)	(d)(f)(i)	5,784
Other operating costs	294	-	-		294
Income (loss) from operations	(2,577)	(2,839)	127		(5,289)

Other income, net	46	11	-		57
Interest expense	(114)	(7)	(49)	(g)	(170)
Equity in loss of joint ventures	(2,830)	-			(2,830)
Income (loss) before income taxes	(5,475)	(2,835)	78		(8,232)

Provision for income taxes	34	-	-	(h)	34
Net income (loss)	$(5,509)	$(2,835)	$78		$(8,266)

Per Share Data
Total basic loss per common share	$(0.31)				$(0.46)
Total diluted loss per common share	$(0.31)				$(0.46)

(1)	See Note 2. Pro Forma Adjustments of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

MGP INGREDIENTS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
 (Dollars in thousands, unless otherwise noted)

NOTE 1.	BACKGROUND AND DESCRIPTION OF TRANSACTION

On December 27, 2011, MGPI of Indiana, LLC (“MGPII”), a wholly-owned subsidiary of MGP Ingredients, Inc. ( the “Company” or “MGP”), closed its previously-announced acquisition (the “Acquisition”) of substantially all of the assets of Lawrenceburg Distillers Indiana, LLC (“LDI”) located in Lawrenceburg and Greendale, Indiana, which are used in the production of customized and premium grade whiskeys, gins and grain neutral spirits.  The purchased assets include distillery assets, related bulk barrel storage facilities, blending operations, a tank farm, a grain elevator and certain intangible assets (“Distillery Business”).  In this acquisition we also assumed certain liabilities, consisting primarily of trade payables and customer and contractual obligations, as described in the Asset Purchase Agreement dated October 20, 2011.  MGPII did not purchase LDI’s associated assets related to packaging and bottling of alcoholic beverages, which were acquired by a third party.  The purchase price of the acquisition is equal to the current assets minus current liabilities as of December 27, 2011, which was estimated at closing to be $11,041. The purchase was funded through the Company’s bank revolving credit facility and accrued consideration and is subject to post closing adjustments for working capital true-ups.  A bargain purchase gain of $21,384 was recorded based on the excess of the fair value of the net assets acquired in the acquisition of LDI’s Distillery Business over the purchase price.

NOTE 2.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2011 and the unaudited pro forma condensed combined statements of operations for the fiscal year ended June 30, 2011 and for three months ended September 30, 2011 are based on the historical financial statements of the Company and the carve-out financial statements of Lawrenceburg Distillers Indiana Distillery Operations (“LDIDO”).  The LDIDO financial statements were carved-out from LDI, which included a packaging and bottling business.

The Acquisition was accounted for using the acquisition method in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the Company allocates the purchase price of a business acquisition based on the fair value of the identifiable tangible and intangible assets.   The difference between the total cost of the acquisition and the sum of the fair values of the acquired tangible and identifiable intangible assets less liabilities is recorded as goodwill or bargain purchase gain.  Management used third party appraisers to assist in estimating fair values, including (a) the business enterprise value, which is based on estimated future cash flows (including timing) which are estimated using the income approach and discount rates reflecting the risk inherent in the future cash flows, and (b) the values of land, buildings and equipment, which are estimated using the cost and market approaches.  The estimated fair values recorded were based on unobservable inputs, which are material and represent Level 3 measures in the fair value hierarchy.  Under ASC 805, acquisition related transaction costs (such as advisory, legal, valuation, and other professional fees) are expensed as incurred.

Management and the seller are still in the process of truing up values for net working capital assets purchased.  Final determination of the net working capital assets recorded would change the amount of bargain purchase gain recorded.  Based on information presently known, any such adjustments are not expected to be material.

The unaudited condensed combined pro forma balance sheet as of September 30, 2011 gives effect to the Acquisition as if it had occurred on September 30, 2011, and includes all adjustments that give effect to events that are directly attributable to the Acquisition and are factually supportable.  The unaudited pro forma condensed combined statements of operations for the fiscal year ended June 30, 2011 and for three months ended September 30, 2011 give effect to the Acquisition as if it had occurred on July 1, 2010, and include all adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined financial statements:

•
are presented for informational purposes only and are not intended to represent or to be indicative of the results of operations or financial position that the Company would have reported had the Acquisition been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements;

•	do not reflect any operating efficiencies, synergies or cost savings that the Company may achieve, or any additional expense that may be incurred with respect to the combined company.

NOTE 3.	PRO FORMA ADJUSTMENTS

(a)	The following table summarizes the total purchase price paid by the Company and the amounts of the assets acquired, liabilities assumed and bargain purchase gain recognized.

Components of purchase price
Cash consideration paid to seller at closing	$10,901
Accrued consideration	140
Total purchase price	$11,041

Recognized Fair Value Amounts of Identifiable Assets
Acquired and Liabilities Assumed
Receivables	$4,328
Inventory	9,921
Land, buildings and improvements	6,549
Machinery and equipment	11,404
Assets held for sale	2,300
Customer relationships	1,496
Accounts payable and accrued expenses	(3,573)
Total identifiable net assets	32,425

Bargain Purchase Gain	$21,384

Accounting standards require that when the fair value of the net assets acquired exceeds the purchase price, resulting in a bargain purchase gain, the acquirer must reassess the reasonableness of the values assigned to all of the assets acquired, liabilities assumed and consideration transferred. The Company has performed such a reassessment and has concluded that the values assigned for the LDI acquisition are reasonable. Consequently, the Company recorded a $21,384 bargain purchase gain on the acquisition of LDI’s Distillery Business, which the Company determined to be reasonable because (a) the seller was financially distressed, (b) LDI’s Distillery Business was not widely marketed for sales – an investment bank was hired; however efforts were initially unsuccessful, (c) the machinery and equipment are highly specialized for the industry, resulting in limited alternative uses for the property, and (d) independent property appraisals and business valuations indicated that its fair value was in excess of the purchase price.

The Company acquired a grain elevator in conjunction with the acquisition of LDI’s Distillery Business that is not expected to be used.  Accordingly, this facility and its related assets totaling $2,300 are being reported as “Assets held for sale”, which is a component of current assets on the Company’s unaudited pro forma condensed combined balance sheet as of September 30, 2011.  The Company’s estimate of fair value is based on current negotiations.  The value of this asset upon its ultimate disposition could vary significantly from the Company’s estimate.

(b)	Represents debt of $10,901 incurred under the Company’s revolving credit facility in connection with the acquisition of LDI’s Distillery Business.

(c)	Any deferred income tax liability calculated as a result of the acquisition is offset by the Company’s deferred tax assets, which are fully reserved by a valuation allowance.

(d)
Tangible and intangibles assets (and the weighted average depreciable life) include land, buildings and improvements (32 years), machinery and equipment (10 years) and customer relationships (10 years).

(e)	Pro forma depreciation expense:

	Pro forma depreciation expense
	Fiscal Year ended June 30, 2011	Three months ended September 30, 2011
Depreciation based on fair values assigned in pro-forma adjustment (a) above	$1,276	$319
Less: LDIDO depreciation	(922)	(226)
Pro forma depreciation expense	$354	$93

(f)	Includes $148 and $37 of amortization expense related to acquired customer relationships for the fiscal year ended June 30, 2011 and the three months ended September 30, 2011, respectively.

(g)	Pro forma interest expense:

	Pro forma interest expense
	Fiscal Year ended June 30, 2011	Three months ended September 30, 2011
Interest *	$409	$56
Less: LDIDO interest	(26)	(7)
Pro forma interest expense	$383	$49

* Reflects interest expense on the approximate $10,901 of debt incurred, which had an average effective interest rate of 3.75% for the fiscal year ended June 30, 2011 and 2.063% for the three months ended September 30, 2011.

(h)
For the fiscal year ended June 30, 2011, no adjustment is required as the income tax expense, calculated on the income from pro forma adjustments partially offset by a loss from LDIDO, is offset by the changes to the Company’s deferred tax assets, which are fully reserved by a valuation allowance.

For the three months ended September 30, 2011, no adjustment is required as the income tax benefit, calculated on the additional loss from LDIDO partially offset by income from pro forma adjustments, is offset by the changes to the Company’s deferred tax assets, which are fully reserved by a valuation allowance.

(i)
$517 of acquisition expenses related to the Company’s acquisition of LDI’s Distillery Business were incurred subsequent to June 30, 2011.  Through this adjustment, these costs are included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2011.

MGP’s historical results for the three months ended September 30, 2011 include $257 of acquisition expenses related to the Company’s acquisition of LDI’s Distillery Business.  This adjustment eliminates this cost from the pro forma condensed combined statement of operations for the three months ended September 30, 2011 since these costs are included in the pro form condensed combined statement of operations for the fiscal year ended June 30, 2011.